THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286                                      Revised as of:
                                                                    07/19/96
CWMBS, INC                                                       12:20:10 PM
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-E

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENT DATED MARCH 1, 1996
CUSIP #126691
                           Distribution Date 06/25/96

                                                                                 SINGLE                      TOTAL
           Reduction of the Stated Amount of Certificates                     CERTIFICATE                    AM0UNT
              Class A-1 Certificates.              TJ3                       $148.08075248            $2,154,793.96
              Class A-2 Certificates.              TK0                         $0.00000000                    $0.00
              Class A-3 Certificates.              TL8                         $0.00000000                    $0.00
              Class A-4 Certificates.              TM6                         $0.58913253               $11,316.03
              Class A-5 Certificates.              TN4                         $0.00000000                     0.00
              Class PO Certificates.               TP9                         $0.97802743                   $49.27
              Class A-R Certificates.              TU8                         $0.00000000                    $0.00
              Class X Certificates.                TQ7                         $0.00000000                    $0.00
              Class B-1 Certificates.              TR5                         $0.58913256                $9,107.24
              Class B-2 Certificates.              TS3                         $0.58913156                $3,252.58
              Class B-3 Certificates.              TT1                         $0.58913223                $1,951.55
              Class B-4 Certificates.              N/A                         $0.58913278                $1,105.88
              Class B-5 Certificates.              N/A                         $0.58913205                  $390.31
              Class B-6 Certificates.              N/A                         $0.58913292                $1,105.88


                                                                              Total                    2,183,072.70

Aggregate amount of any Principal Prepayments

                                                                                  SINGLE                     TOTAL
Amounts distributed representing interest                                       CERTIFICATE                  AMOUNT
              Class A-1 Certificates.                                         $4.601763.71                66,962.47
              Class A-2 Certificates.                                          $5.77500040               571,075.30
              Class A-3 Certificates.                                          $5.83333308               287,189.60
              Class A-4 Certificates.                                          $5.82739351               111,932.30
              Class A-5 Certificates.                                          $0.00000000                     0.00
              Class PO Certificates.                                           $0.00000000                     0.00
              Class A-R Certificates.                                          $0.00000000                     0.00
              Class X Certificates.                                            $1.18923117               258,422.50
              Class B-1 Certificates.                                          $5.82739350                90,084.09
              Class B-2 Certificates.                                          $5.82739350                32,172.89
              Class B-3 Certificates.                                          $5.82739350                19,303.73
              Class B-4 Certificates.                                          $5.82739348                10,938.79
              Class B-5 Certificates.                                          $5.82739352                 3,860.75
              Class B-6 Certificates.                                          $5.82739348                10,938.78

                                                                           Total                       1,462,881.20

Amount  of  shortfall  which  is  less  than  the  full  amount  that  would  be distributed:
                Principal                                                0.00
                Interest                                                 0.00

Stated Amount of Certificates after this Distribution

                                                               ORIGINAL            SINGLE                 TOTAL
                                                                BALANCE           CERTIFICATE             AMOUNT
        Class A-1 Certificates.                             14,551,479.00        $646.46837686        $9,407,071.01
        Class A-2 Certificates.                             98,887,491.00      $1,000.00000000       $98,887,491.00
        Class A-3 Certificates.                             49,232,505.00      $1,000.00000000        49,232,505.00
        Class A-4 Certificates.                             19,207,953.00        $998.39261164       $19,177,078.36
        Class A-5  Certificates.                            10,200,000.00      $1,017.60227361       $10,379,543.19
        Class PO Certificates.                                  50,376.91        $998.04533466           $50,278.44
        Class A-R Certificates.                                    100.00          $0.00000000                $0.00
        Class X Certificates                               217,302,158.28       $976.82592350       $212,266,381.44
        Class B-1 Certificates.                             15,458,728.00        $998.39261031       $15,433,879.80
        Class B-2 Certificates.                              5,520,974.00        $998.39261152        $5,112,099.65
        Class B-3 Certificates.                              3,312,584.00        $998.39261133        $3,307,259.39
        Class B-4 Certificates.                              1,877,132.00        $998.39260638        $1,874,114.71
        Class B-5 Certificates.                                662,517.00        $998.39261483          $661,452.08
        Class B-6 Certificates.                              1,877,131.55        $998.39260600        $1,874,114.26

                                                                             Total                   215,796,886.89

The Pool Stated Principal Balance for the following
Distribution Date:                                               215,796,886.89

Senior Percentage for the following Distribution Date             78.0289384932%
Subordinated Percentage for the following Distribution Date        163770879183%

Amount of the Master Servicing Fees paid to or retained by the Master Servicer
with respect to such Distribution Date                           22,924.00

Pass-Through Rate for each such Class of Certificates
       Class A-1 Certificates.                                     6.95000%
       Class A-2 Certificates,                                     6.93000%
       Class A-3 Certificates.                                     7.00000%
       Class A-4 Certificates.                                     7.00000%
       Class A-5 Certificates.                                     7.00000%
       Class PO Certificates.                                           N/A
       Class A-R Certificates.                                          N/A
       Class X Certificates.                                       1.45729%
       Class B-1 Certificates.                                     7.00000%
       Class B-2 Certificates.                                     7.00000%
       Class B-3 Certificates.                                     7.00000%
       Class B-4 Certificates.                                     7.00000%
       Class B-5 Certificates.                                     7.00000%
       Class B-6 Certificates.                                     7.00000%

Amount of Advances included in the distribution on this
Distribution Date                                 26,435.84
Aggregate amount of Advances outstanding as of the close
of business on such Distribution Date.            40,595.07


A.    The number and aggregate principal amounts of Mortgage Loans delinquent

                   30 to 59 davs             17             1,950,048.51
                   60 to 89 days              8               844,416.89
                   90 or more                 5               446,593.14

B. The number and aggregate principal amounts of Mortgage Loans in foreclosure

                       In forclosure              1                31,945.60

     Loan number and Stated Principal Balance for any Mortgage loan that became an REO Property during the preceding calendar month. 0 0.00

     Total number and principal balance of any REO Properties as of the close of business on the Determination Date preceding such Distribution Date. 0.00

      Senior Prepayment Percentage for following Distribution
      Date                                                   100.000000000000%

      Aggregate amount of Realized Losses incurred during preceding month
      Aggregate amount of Realized Losses through Distribution Date      0.00

      Special Hazard Loss Coverage Amount                          2,208,390.00
      Required Fraud Loss Coverage                                 6,625,169.00
      Current Bankruptcy Coverage                                    100,000.00

                                                                   09/05/96

THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-E

ADDENDUM TO STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENT DATED MARCH 1, 1996
CUSIP #126691

                           Distribution Date 06/25/96




Aggregate amount of any Principal Prepayments        $1,994,350.66




A.    The number and aggregate principal amounts of Mortgage Loans delinquent

         30 to 59 days                17                  $1,950,048.51
         60 to 89 days                 8                    $844,416.89
            90 or more                 5                    $446,593.14

B. The number and aggregate principal amounts of Mortgage Loans in foreclosure

             In forclosure                 1                     $31,945.60